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                                     July 7, 1997


                                       Exhibit 5.1


Board of Directors
BCB Financial Services Corporation
400 Washington Street
P.O. Box 1097
Reading, Pennsylvania  19603

Re: Registration Statement on Form SB-2 (SEC File No. 333-27873)

Gentlemen:

    In connection with the proposed offering by BCB Financial Services Corporation (the "Company") of up to 1,150,000 shares of the Company's common stock, par value $2.50 per share (the "Common Stock"), covered by the Company's Registration Statement on Form SB-2 (No. 333-27873) (the "Registration Statement"), we, as counsel to the Company, have reviewed:

    1.   the Articles of Incorporation of the Company;

    2.   the Bylaws of the Company;

    3.   the minute books of the Company;

    4. a Corporate Subsistence Certificate, dated May 29, 1997, issued by the Secretary of the Commonwealth of Pennsylvania with respect to the Company;

    5.   the Registration Statement; and

    6.   copies of the certificates representing shares of the Common Stock.

    Based upon our review of such documents, it is our opinion that:

    1. The Company has been duly incorporated under the laws of the Commonwealth of Pennsylvania and is validly existing and in good standing under the laws of such Commonwealth.

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Board of Directors
July 7, 1997
Page 2

    2. The 1,150,000 shares of Common Stock covered by the Registration Statement have been duly authorized and, when issued and sold for cash pursuant to the terms described in the Registration Statement, will be legally issued by the Company and fully paid and nonassessable.

    We consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us under the heading "Legal Matters" in the related Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                             Very truly yours,

                            /s/ Stevens & Lee
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                             STEVENS & LEE